SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting the opening of 27th U.S. LasikPlus Facility on August 7, 2000 in Rockville, Maryland.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated July 27, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: July 27, 2000	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contacts:	Alan H. Buckey, CFO	The Dilenschneider Group
	LCA-Vision Inc.	Joel Pomerantz (Media)
	(513) 792-9292	Ken DiPaola (IR)
(212) 922-0900

LCA-VISION WILL OPEN 27TH U.S. LASIKPLUS

FACILITY ON AUGUST 7; NEW ROCKVILLE CENTER IS

COMPANY'S THIRD IN D.C. AREA AS DEMAND CONTINUES TO GROW

CINCINNATI, July 27, 2000 -- LCA-Vision, Inc. (NASDAQ NM:LCAV), a leading national provider of laser vision correction services, said today it would open the company's 27th U.S. LasikPlus facility on August 7 in Rockville, Maryland.

The Rockville value-priced LasikPlus center is the third such facility LCA-Vision will operate in the Washington, D.C. capital region and the eighth new unit launched this year. It complements existing LasikPlus centers in Bethesda, Maryland, and Falls Church, Virginia, serving a Washington metropolitan area population that now exceeds 4.4 million.

Seeking to establish dominance of selected key markets, LCA-Vision plans to open six more LasikPlus centers by year's end. The aggressive rollout continues to capitalize on explosively growing patient acceptance of laser vision correction fueled by the company's popular value pricing model.

In the second quarter of 2000, LCA-Vision completed a record 13,888 procedures compared to 8,365 in the same 1999 period before the introduction of LasikPlus. LCA-Vision Chairman and CEO Stephen N. Joffe commented: "The D.C. area, still relatively underserved, represents a premier target market for laser vision correction with its large population of young, sophisticated professionals possessing significant disposable income.

"Here again, we will be able to cost-effectively leverage our marketing/advertising expenses for the Rockville opening to promote all three LasikPlus value-priced centers in the region."

In addition to its 27 U.S. centers, LCA-Vision owns two facilities in Canada and one in Europe. The company is also licensing its business model to Japan's Rei Corporation, which is opening LasikPlus centers across the island nation.

LCA-Vision also manages The National LASIK Network provider group for individuals covered by Cole Managed Vision, a leading provider of vision care benefits. Cole Managed Vision, a unit of Cole National Corporation (NYSE:CNJ), develops, markets, and administers group vision benefit programs for employers, health plans, trust funds, and associations nationwide covering more than 50 million lives. Cole National, including its Pearle franchisees, has more than 2,000 optical locations in the United States, Canada, Puerto Rico, and the Virgin Islands.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.